
<ARTICLE>                  5

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         MAR-31-1997
<CASH>                                               373,729
<SECURITIES>                                         3,240,944
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       35,694,649<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           35,355,327
<TOTAL-LIABILITY-AND-EQUITY>                       35,694,649<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     400,349<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     563,610<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (3,131,087)<F5>
<EPS-PRIMARY>                                        (60.86)
<EPS-DILUTED>                                        000

<F1>Included  in total assets are  Investments in Local Limited  Partnerships of
$31,792,098, Restricted cash of $239,155, Organizational costs, net of $9,167 and Other assets of $39,556. <F2>Included in total liabilities and equity are Accounts payable to affiliates of $304,382 and Accounts payable and accrued expenses of $34,940.
<F3>Total revenue includes Investment of $223,158 and Other of $177,191.
<F4>Included in Other Expenses are Asset  Management  fees of $277,575,  General and Administrative of $240,204, and Amortization of $45,831. <F5>Net loss reflects Equity in losses of Local Limited Partnerships of $2,967,826.

